                                                                  Conformed Copy
                                                           as of August 28, 1999

                                  EXHIBIT 10.2










                    SHAREHOLDERS AGREEMENT FOR THE EUROPE JVC

                            DATED AS OF JUNE 14, 1999

                                  BY AND AMONG

                       THE GOODYEAR TIRE & RUBBER COMPANY,
                      GOODYEAR S.A., A FRENCH CORPORATION,
                    GOODYEAR S.A., A LUXEMBOURG CORPORATION,
                              GOODYEAR CANADA INC.,
                                       AND
                        SUMITOMO RUBBER INDUSTRIES, LTD.












                                    X-10.2-1

                                TABLE OF CONTENTS
                                                                        PAGE NO.

                                    ARTICLE I

                                   DEFINITIONS

Article 1.1       Definitions........................................         2
Article 1.2       Definitions Can be Substantive.....................         5
Article 1.3       Definitions Not in Article I.......................         5
Article 1.4       Non-Working Day Performance........................         5
Article 1.5       Calculation of Day Periods.........................         5

                              ARTICLE II

                  COOPERATION AMONG THE SHAREHOLDERS

Article 2.1     .....................................................         6

                              ARTICLE III

                GOVERNANCE OF THE COMPANY-SHAREHOLDERS

Article 3.1       Shareholders Meetings..............................         6
Article 3.2       Annual Meeting.....................................         6
Article 3.3       Special Meetings...................................         7
Article 3.4       Voting.............................................         7
Article 3.5       Quorum.............................................         7
Article 3.6       Adoption of Decisions..............................         8
Article 3.7       Share Ledger.......................................         11
Article 3.8       Shareholder's Lists................................         12
Article 3.9       Notice.............................................         12
Article 3.10      Attendance.........................................         12
Article 3.11      Conduct of Meeting.................................         12
Article 3.12      Shareholder Meetings Without Notice................         12
Article 3.13      Shareholders Meetings by Telephone, Video or                13
                  Electronically.....................................

                                    X-10.2-2

Article 3.14      Consent of Shareholders in Lieu of Meeting.........         13
Article 3.15      Minutes............................................         13
Article 3.16      Enforcement of Decision............................         13

                              ARTICLE IV

                          BOARD OF DIRECTORS

Article 4.1       Board Composition..................................         14
Article 4.2       Change in Composition..............................         15
Article 4.3       Meetings of the Board..............................         16
Article 4.4       Special Meetings...................................         17
Article 4.5       Quorum and Decision Making.........................         17
Article 4.6       Written Statement In Lieu of Meeting...............         18
Article 4.7       Proxies............................................         18
Article 4.8       Standing or Temporary Committees...................         18
Article 4.9       Compensation.......................................         19
Article 4.10      Resignations.......................................         20
Article 4.11      Indemnification and Liability of Directors and              20
                  Officers...........................................
Article 4.12      Representation of the Company......................         20
Article 4.13      Agents.............................................         21
Article 4.14      The Chairman of the Board..........................         21
Article 4.15      The President......................................         21
Article 4.16      Vice-Chairman......................................         22
Article 4.17      Secretary and Assistant Secretaries................         22
Article 4.18      The Finance Director...............................         23
Article 4.19      Duties of Directors May be Delegated...............         24
Article 4.20      Removal............................................         24
Article 4.21      Salaries and Compensation..........................         24
Article 4.22      Delegation of Authority to Hire, Discharge and Designate    24
                  Duties.............................................
Article 4.23      Contracts..........................................         24
Article 4.24      Supervisory Board..................................         25

                                    X-10.2-3

                               ARTICLE V

                                SHARES

Article 5.1       Shareholding.......................................         25
Article 5.2       Transfer of Shares, Creation of Usufruct and Pledge         25
                  on Shares..........................................
Article 5.3       Share Transfer and Pledge Restrictions.............         25
Article 5.4       Registered Shareholders............................         27
Article 5.5       Regulations........................................         27
Article 5.6       Fixing Record Date.................................         27
Article 5.7       Ownership of Shares of Affiliates Wholly-Owned by           27
                  the Company........................................
Article 5.8       Capital Contributions..............................         28

                              ARTICLE VI

                         DIVIDENDS AND FINANCE


Article 6.1       Dividends..........................................         28
Article 6.2       Debt/Equity Ratios.................................         29
Article 6.3       Future Funding Arrangements........................         29
Article 6.4       Creation of Reserves...............................         33
Article 6.5       Moneys.............................................         33
Article 6.6       Fiscal Year........................................         33
Article 6.7       Directors' Statement...............................         33
Article 6.8       Financial Information to be Provided by the Company         33
                  to the Parties.....................................
Article 6.9       Repurchase of Shares...............................         34

                              ARTICLE VII

                    BOOKS AND RECORDS; TAX INQUIRY

Article 7.1       Books, Accounts and Records........................         34
Article 7.2       Tax Treatment of Technology License................         35

                                    X-10.2-4

                             ARTICLE VIII

              TRANSFER PRICING POLICY AND SERVICE CHARGE

Article 8.1       Europe JVC Transfer Pricing Policy.................         35
Article 8.2       Service Charge.....................................         35

                              ARTICLE IX

                    EUROPE JVC OPERATING PROVISIONS


Article 9.1       Reporting Lines....................................         36
Article 9.2       OEM Council........................................         36
Article 9.3       Conduct of Business................................         37
Article 9.4       Permitted Scope of Business of the Europe JVC......         37
Article 9.5       Sales Territories..................................         37
Article 9.6       Brand Policies.....................................         39
Article 9.7       Sales Structure; Pricing and Marketing Policies....         39
Article 9.8       Manufacturing/Sourcing.............................         41
Article 9.9       Non-Compete........................................         42
Article 9.10      Business Plan......................................         43
Article 9.11      Offices and Branches...............................         44
Article 9.12      Insurances.........................................         44
Article 9.13      Certain Fees.......................................         44

                               ARTICLE X

             INCONSISTENCY BETWEEN THIS SHAREHOLDERS AGREEMENT
                   AND THE ARTICLES OF INCORPORATION


Article 10.1      Inconsistency......................................         44

                                    X-10.2-5

                              ARTICLE XI

                      RELATIONSHIP OF THE PARTIES

Article 11.1      No Partnership or Agency...........................         45

                              ARTICLE XII

              EFFECTIVE DATE; TERM; TERMINATION; DURATION

Article 12.1      Effective Date.....................................         45
Article 12.2      Term...............................................         45
Article 12.3      Termination by Either Party........................         46
Article 12.4      Duration of the Company............................         46


                             ARTICLE XIII

                       MISCELLANEOUS PROVISIONS

Article 13.1        Amendments.......................................         46
Article 13.2        Waivers..........................................         46
Article 13.3        Assignability....................................         46
Article 13.4        Severability.....................................         47
Article 13.5        Notices..........................................         47
Article 13.6        Set-Off..........................................         48
Article 13.7        Governing Law, Disputes and Language.............         48
Article 13.8        Termination Prior to Closing.....................         49
Article 13.9        Third Parties....................................         49
Article 13.10       Titles to Articles and Subparts..................         49
Article 13.11       Counterparts.....................................         49
Article 13.12       Singular and Plural;  Gender.....................         49
Article 13.13       Incorporation....................................         49

                                    X-10.2-6

                            SCHEDULES AND EXHIBITS TO
                    SHAREHOLDERS AGREEMENT FOR THE EUROPE JVC


                                    SCHEDULES


                                                           ARTICLE
NUMBER             SUBJECT                                 REFERENCE

4.1                Responsibilities of Vice-Chairman       4.1

6.3(iv)(C)         Additional Equity Participation         6.3(iv)(C)

8.1                Europe JVC Transfer Pricing Policy      8.1, 9.5, 9.8

9.1                Reporting Structure                     9.1

9.5(a)             European Territory                      9.5(a)
9.5(b)             Sub-Equatorial Africa                   9.5(b)
9.5(c)             French Africa                           9.5(c)
9.5(c)             Russia/CIS                              9.5(c)
9.5(d)             Middle East                             9.5(d)
9.5(e)             Miscellaneous Countries                 9.5(e)


                                  EXHIBITS

                                                           ARTICLE
NUMBER             SUBJECT                                 REFERENCE

1.1(a)             Deed of Amendment of the Articles of    1.1
                   Association of the Company

5.3                Deed of Adherence                       5.3

                                    X-10.2-7

                    SHAREHOLDERS AGREEMENT FOR THE EUROPE JVC

This Shareholders Agreement for the Europe JVC dated as of June 14, 1999 (the "Shareholders Agreement") by and among The Goodyear Tire & Rubber Company, a company organized and existing under the laws of the State of Ohio of the United States of America ("Goodyear"), Goodyear S. A., a company organized and existing under the laws of the Republic of France ("Goodyear Fra"), Goodyear S. A., a company organized and existing under the laws of the Grand Duchy of Luxembourg ("Goodyear Lux"), Goodyear Canada Inc., a company organized and existing under the laws of the Province of Ontario of Canada ("Goodyear Canada") and Sumitomo Rubber Industries, Ltd., a company organized and existing under the laws of Japan ("SRI").

                                   WITNESSETH:

         WHEREAS, simultaneously with the execution of this Shareholders Agreement, Goodyear and SRI have executed the Umbrella Agreement of even date herewith (the "Umbrella Agreement") pursuant to which Goodyear and SRI have formed the Alliance regarding the Business as defined in the Umbrella Agreement; and


         WHEREAS, simultaneously with the execution of this Shareholders Agreement, Goodyear, Goodyear Fra, Goodyear Lux, Goodyear Canada, SRI and Sumitomo Rubber Europe B.V. have executed the Joint Venture Agreement for Europe of even date herewith (the "Europe JV Agreement") pursuant to which Goodyear, Goodyear Fra, Goodyear Lux, Goodyear Canada, SRI and Sumitomo Rubber Europe B.V. will organize a joint venture company in Europe to be named Goodyear Dunlop Tires Europe B.V. (the "Europe JVC" or the "Company"), which will hold substantially all of SRI's current tire-related manufacturing, distribution and sales operations and air springs operations in Europe and substantially all of Goodyear's current tire-related manufacturing, distribution and sales operations in Europe, as such SRI operations and such Goodyear operations are more fully defined in the Europe JV Agreement; and


         WHEREAS, the Parties hereto desire to set forth in this Shareholders Agreement the terms, conditions and provisions that will regulate their relationship as shareholders and govern the management and operation of the Europe JVC;

                                    X-10.2-8

                    NOW, THEREFORE, IT IS AGREED AS FOLLOWS:


                                    ARTICLE I
                                   DEFINITIONS

1.1 DEFINITIONS. The terms used herein which are also defined in the Umbrella Agreement or the Europe JV Agreement shall have the meaning set forth in Article
1.01 of the Umbrella Agreement and Article 1.1 of the Europe JV Agreement, as the case may be, unless otherwise defined in this Shareholders Agreement. In addition, the following terms shall, unless the context otherwise requires, have the following respective meanings:

         "Affiliate" shall mean, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person; provided that the term "Affiliate" as used herein and in the other Alliance Agreements, shall not include any direct or indirect shareholder of Goodyear or SRI or other Persons controlled by those shareholders, unless such shareholders or other Persons are expressly included. For this purpose, the term control (including its use in the terms "controlled by" and "under direct or indirect common control with") shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of such Person. The term "Affiliates" when used in conjunction with Goodyear and its Affiliates shall also include South Pacific Tyres, in which Goodyear has a fifty percent (50%) interest, provided, however, that the arrangements contemplated in the Alliance Agreements shall not result in an amendment of the financial and other terms of any existing license agreements between SRI (or its Affiliates) and Pacific Dunlop Limited (or its Subsidiaries) relating to South Pacific Tyres or its Subsidiaries with respect to any product types or tread designs already in production in South Pacific Tyres or its Subsidiaries. The Parties agree that Nakata Engineering Co., Ltd. is not included within the definition of "Affiliates" in the Alliance Agreements, notwithstanding SRI's control thereof.

         "Alliance" means the strategic alliance for the manufacture, distribution and sale of tires between Goodyear, SRI and their Affiliates.

         "articles of incorporation" has the same meaning as articles of association under the laws of The Netherlands. (The form of articles of incorporation of the Company on and after the Closing Date are attached as
Exhibit 1.1(a). The Parties agree that between the date of this Shareholders Agreement and the Closing Date, the Parties will amend

                                    X-10.2-9
the form of the articles of association attached as Exhibit 1.1(a) to reflect certain key minority protection rights provided in this Shareholders Agreement, using the precise meaning of such provisions. In the event that certain provisions are not approved by the Ministry of Justice of The Netherlands, the Parties agree to proceed with using the form of articles of association attached as Exhibit 1.1(a), as supplemented by those provisions which the Ministry of Justice of The Netherlands will approve for inclusion in such articles of association.)

         "Closing" means the closing of the Transactions pursuant to the terms of the Alliance Agreements, subject to the satisfaction or waiver of all the conditions thereto set forth therein.

         "Closing Date" shall have the meaning specified in Article 5.01 of the Umbrella Agreement.

         "Company" shall mean Goodyear Dunlop Tires Europe B.V.

         "debt" shall have the meaning specified in Article 6.2 hereof.

         "Eastern Europe" shall have the meaning specified in Article 9.5 hereof.

         "EITF" means the Emerging Issues Task Force which is an accounting standards setting organization operating under the auspices of the Financial Accounting Standards Board and recognized by the Securities and Exchange Commission as authorized to promulgate US GAAP.

         "Equity Capital" means all capital paid in on shares of the Company including any additional class specific share premium but, for the avoidance of doubt, exclusive of any amount paid in on the general reserves.

         "Europe JV Agreement" shall have the meaning specified in the second whereas clause hereof.

         "European Territory" shall have the meaning specified in Article 9.5 hereof.

         "Goodyear JV Companies" means those companies listed in Schedule 1.1(a) of the Europe JV Agreement. Any one of the Goodyear JV Companies is a "Goodyear JV Company".

         "Goodyear European Trademarks" shall have the same meaning specified in all the Trademark License Agreements in effect on

                                   X-10.2-10
the Closing Date between Goodyear and the Goodyear JV Companies and the SRI JV Companies.

         "Greater European Territory" shall mean all the countries in Schedule 9.5(a) to 9.5(e) inclusive.

         "Japan OE JVC" shall have the meaning specified in the Umbrella Agreement.

         "MOU" means the Memorandum of Understanding signed by SRI and Goodyear on February 3, 1999.

         "Major European Subsidiaries" means (i) the following SRI JV Companies:
Dunlop GmbH, Dunlop France S.A. and Dunlop Tyres Limited, and (ii) the following Goodyear JV Companies: Deutsche Goodyear GmbH, Gummiwerke Fulda GmbH, Goodyear Great Britain Limited, Goodyear France S.A. and Goodyear Luxembourg Tires S.A. (to be formed), each of such companies considered alone without its Affiliates controlled by it.

         "Parties" means Goodyear, Goodyear Fra, Goodyear Lux, Goodyear Canada and SRI and "Party" means one of the Parties, which Party may be a specific one of the Parties as indicated by the context in which the word Party is used.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, entity, incorporated organization or government.

         "Shareholders Agreement" shall have the meaning specified in the first recital hereof.

         "SRI European Trademarks" shall have the same meaning specified in all the Trademark License Agreements in effect on the Closing Date between SRI and the SRI JV Companies and the Goodyear JV Companies.

         "SRI JV Companies" means Sumitomo Rubber Europe B.V. and those companies listed in Schedule 1.1(b) of the Europe JV Agreement. Any one of the SRI JV Companies is an "SRI JV Company".

         "Tax" and "Taxes" shall mean (i) all taxes, assessments, levies, imposts, duties, fees, withholdings, or other similar mandatory charges or collections, including, without limitation, income taxes, receipts taxes, value added taxes, franchise taxes, net worth taxes, transfer taxes, stamp taxes, transaction taxes, stock transfer taxes,

                                   X-10.2-11
excise taxes, custom duties, trade taxes, capital taxes, capital contribution taxes, net worth or franchise taxes of a Person, ad valorem taxes, sales, use, real and personal property taxes, intangible assets taxes, waste tire taxes, withholding taxes, minimum taxes and payroll and employee charges or contributions, fees or other taxes which a Person is required to collect and pay over to any government, and (ii) any interest, penalties, fines or additions to tax imposed on a Tax described in clause (i) hereof, imposed by any Authority.

         "Umbrella Agreement" shall have the meaning specified in the second recital hereof.

         "US GAAP" shall have the meaning specified in Article 6.8 hereof.

         "Western Europe" shall have the meaning specified in Article 9.5 hereof.

1.2 DEFINITIONS CAN BE SUBSTANTIVE. If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition Article, effect shall be given to it as if it were a substantive provision of the Shareholders Agreement.

1.3 DEFINITIONS NOT IN ARTICLE I. Where any term is defined within the context of any particular article, section or clause in this Shareholders Agreement, the term so defined, unless it is clear from the context in question that the term so defined has limited application to the relevant article, section or clause, shall bear the meaning ascribed to it for all purposes in terms of this Shareholders Agreement, notwithstanding that that term has not been defined in this Article.

1.4 NON-WORKING DAY PERFORMANCE. Where any payment falls due or any other obligation is to be performed on a day which is not a working day in the jurisdiction where such payment is to be made or such obligation is to be performed, then such payment shall be made or such obligation is to be performed on the next succeeding working day.

1.5 CALCULATION OF DAY PERIODS. Except as otherwise specifically provided in this Shareholders Agreement, where in this Shareholders Agreement any number of days is prescribed in relation to the doing of a particular thing, those days will be calculated exclusive of the first day and inclusive of the last day.

                                   X-10.2-12

                                   ARTICLE II
                       COOPERATION AMONG THE SHAREHOLDERS

2.1 The Parties undertake to exercise their voting rights and influence on the Company and on each Party's respective Affiliates to carry out the provisions of this Shareholders Agreement, including without limitation voting for the nominees for directors of the other Parties as set out in Article 4.1 and permitting transfers to Affiliates as set out in Article 5.3, and to procure that the Board of Directors of the Company and each of the Company's Affiliates controlled by it, complies with the terms of this Shareholders Agreement.

                                   ARTICLE III
                     GOVERNANCE OF THE COMPANY-SHAREHOLDERS

3.1 SHAREHOLDERS MEETINGS. The shareholders meeting is the supreme authority for the governance of the Company. Any powers not conferred upon the Board of Directors or other Persons shall be vested in the general meeting of shareholders, within the limits set by law and the articles of incorporation. All meetings of the shareholders shall be held in the municipalities of Amsterdam, Haarlemmermeer or The Hague in The Netherlands, or at such other place either within or without The Netherlands as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, provided that if such meeting is held outside The Netherlands the entire issued share capital of the Company shall be represented and all holders of depositary receipts for shares are present or represented.

3.2 ANNUAL MEETING. An annual meeting of the shareholders of the Company, commencing with the year 2000, shall be held on the second Tuesday in May of each year, if not a legal holiday at the location where the meeting is to be held and if such a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting, provided that the meeting shall be held within six (6) months after the end of the fiscal year, at which the shareholders shall elect directors by an absolute majority of all the votes outstanding to serve until the next annual meeting of the shareholders and until their successors are elected and qualified, or until their earlier resignation or removal, and shall transact such other business as may properly be brought before the meeting, such as adoption of the annual accounts. The Parties agree to vote for the nominees for director of the other Parties as set out in Article 4.1. At the annual meeting the shareholders may transact

                                   X-10.2-13
such other business as may be desired, notwithstanding that the same was not specified in the notice of the meeting, provided that all shareholders are present or represented at the meeting and any decision or resolution is made unanimously.

3.3 SPECIAL MEETINGS. Special meetings of the shareholders may be held for any purpose or purposes, unless otherwise prescribed by applicable statute or by the articles of incorporation of the Company, and may be called by the Chairman and President, by the Vice-Chairman, by the Secretary, by the Board of Directors, or by the holders of at least one-tenth of the outstanding share capital of the Company provided that the procedures of Section 220 et seq of Book 2 of the Dutch Civil Code are observed, or by any director of the Company or shareholder upon the written request of the holders of, not less than a majority of the outstanding shares entitled to vote at such meeting and shall be called by any director of the Company directed to do so by the Board of Directors or requested to do so in writing by a majority of the Board of Directors. Any such written request shall state the purpose or purposes of the proposed meeting. The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

3.4 VOTING. At all meetings of shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy or power of attorney appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than three years prior to said meeting, unless said instrument shall provide for a longer period. Each shareholder shall have one vote for each share of Equity Capital entitled to vote at such meeting registered in his name on the books of the Company. A proxy or power of attorney is not required to be made before a notary. A facsimile copy of the proxy or power of attorney shall qualify as a writing, provided that the original copy shall thereafter be lodged with the records of the Company. The chairman of the meeting shall in good faith determine whether proxies or powers of attorney presented on behalf of a shareholder are valid for the purposes of representation of the shareholder at the meeting of shareholders. At all meetings of shareholders the voting may be viva voce, except that, upon the request of any shareholder for a vote by ballot on any matter, such vote on such matter shall be taken by ballot.

3.5 QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of any business, except as otherwise provided by the articles of incorporation of the Company or this Shareholders Agreement.

                                   X-10.2-14

         If the holders of a majority of the shares issued and outstanding are not present or represented at the meeting, a new meeting will be called. Notwithstanding Section 230-3 of Book 2 of the Dutch Civil Code, at this meeting the quorum requirement of this Article 3.5 must be met.

3.6 ADOPTION OF DECISIONS. Unless otherwise required by law, the articles of incorporation of the Company or this Shareholders Agreement, subject to Article 3.6(b) below (a) all decisions of a meeting of shareholders shall be considered adopted if voted for by an absolute majority of the votes cast, or (b) notwithstanding the provisions of Article 3.6(a) above, so long as SRI together with any of its Affiliates owns ten percent (10%) or more of the aggregate amount of par value and class specific share premium paid in respect of the issued and outstanding shares of the Company, the Parties agree that decisions by the Company (or the Company or any Affiliate controlled by it, as set forth below) in respect of matters referred to in this Article 3.6(b) below shall be reserved solely for the shareholders and shall be taken at a shareholders meeting and shall require the vote in favor of each shareholder entitled to vote at such meeting of the Company (or the Company or any Affiliate controlled by it, as the case may be), failing which any such decision shall be of no force or effect. For purposes of this Article, any reference to the minority shareholder means SRI. The voting requirement in this Article 3.6(b) as stated above shall apply to the following items:

         (i)      Change of name of the Company or Affiliate controlled by it;

         (ii) Use, or cessation of use, of the Dunlop or Goodyear name in any name of the Company or Affiliate controlled by it, except cessation when the Company or such controlled Affiliate has gone out of existence;

         (iii)    Change in the articles of incorporation of the Company:

                  (A) except as may be required to permit an increase in Equity Capital of the Company to be issued to its shareholders in accordance with Article 6.3 (but subject to the restrictions contained in Article 6.2) of this Shareholders Agreement, for any purpose not otherwise requiring the consent of the minority shareholder under this Article 3.6; but

                  (B) only to the extent that such an increase is necessary because funds are not available from the Company's own cash resources or borrowed funds as referred to in Article 6.3(i)(A) and (B);

                                   X-10.2-15

         (iv) Any dividend or other distribution (including capital distributions) by the Company outside the limits of the agreed dividend policy set out in Article 6.1 of this Shareholders Agreement;

         (v)      Except to the extent that a transfer of shares pursuant to
                  Article 5.3 or a contribution to capital pursuant to Article
                  5.8 is considered a change in the share capital structure, any change in the share capital structure of the Company including any increase or reduction in share capital or convertible securities, as well as any delegation to the Board of Directors to this effect:

                  (A) except as may be required to permit an increase in Equity Capital of the Company to be issued to its shareholders in accordance with Article 6.3 (but subject to the restrictions contained in Article 6.2) of this Shareholders Agreement, for any purpose not otherwise requiring a super majority vote under this
                           Article 3.6; but

                  (B) only to the extent that such an increase is necessary because funds are not available from the Company's own cash resources or borrowed funds as referred to in Article 6.3(i)(A) and (B);

         (vi) Any material change in the scope of business of the Company or Affiliate controlled by it (including by acquisition) beyond the permitted scope set forth in Article 9.4 of this Shareholders Agreement;

         (vii) Any material change in (or the termination of) any material agreement or arrangement between the Company (or any Affiliate controlled by it) and Goodyear or its Affiliates (other than the Goodyear JV Companies or the SRI JV Companies) which is contained in this Shareholders Agreement or the Alliance Agreements or contemplated as being put in place on or before the operational start-up date of the Alliance (other than any change or termination which is in accordance with the terms of
                  (A) such agreement or arrangement, (B) this Shareholders Agreement or (C) the Alliance Agreements);

         (viii) Entry into, or subsequent material change in (but not the termination of), any other material agreement between the Company (or any Affiliate controlled by it) and Goodyear or

                                   X-10.2-16
                  its Affiliates (other than the Goodyear JV Companies or the SRI JV Companies), except on an arm's length, commercial basis (or any applicable basis previously agreed between Goodyear and SRI);

         (ix) Change in the country of incorporation of the Company, or country in which the registered office or principal office (headquarters) of the Company or a Major European Subsidiary is located except where such company has gone out of existence;

         (x) Change in the fiscal year of the Company or a Major European Subsidiary;

         (xi) Change in external auditors of the Company or a Major European Subsidiary (unless due to the resignation, misconduct or inability to act as the auditors);

         (xii) Change in accounting principles of the Company, unless required (A) to conform to a change in the national accounting rules applicable to such company or (B) to permit Goodyear to consolidate such company following a change in the applicable accounting rules;

         (xiii)   The dissolution or liquidation of the Company;

         (xiv) During the first two years following the operational start-up date of the Alliance, any acquisition of a business (by purchase or merger), investment or disposal (including discontinuance) by the Company or Affiliate controlled by it which, either alone or taken together with any related prior transactions, has a value greater than twenty percent (20%) of the fair value of the "total assets" (within the meaning of the EITF Issue No. 96-16 (as the same may be amended from time to time)) of the Company and its Affiliates controlled by it, taken as a whole; provided that (other than the closure of a factory currently producing new Dunlop brand tires) the closure of a factory, warehouse, sales offices, administrative offices or cost centers shall not be deemed such a "disposal" or a "discontinuance" by the Company or such Affiliate; and

         (xv) After the first two years following the operational start-up date of the Alliance, any acquisition of a business (by purchase or merger), investment or disposal (including discontinuance) by the Company or Affiliate controlled by it which, either alone or taken together with any related prior

                                   X-10.2-17
                  transactions effected within the preceding twelve (12) months, has a value greater than twenty percent (20%) of the fair value of the "total assets" (as defined in sub-paragraph (xiv) above) of the Company and its Affiliates controlled by it, taken as a whole; provided that the closure of a factory (other than, in the first two years following operational start-up date of the Alliance, the closure of a factory currently producing new Dunlop brand tires), warehouse, sales office, administrative offices or cost centers shall not be deemed such a "disposal" or a "discontinuance" and provided further that this sub-paragraph shall not apply to such an acquisition which is a "Strategic Investment".

                  A "Strategic Investment" means the direct or indirect acquisition by the Company or any of its Affiliates controlled by it of, or its investment in, all or a material portion of, another tire manufacturer or tire distributor having operations located in the European Territory for fair (market) value, provided that, if so requested by any shareholder, the Company or such Affiliate shall first have obtained at its cost a fairness opinion issued by an investment bank of recognized international standing as to the fairness to the Company or such Affiliate of the price of the proposed acquisition or investment, which opinion (if any) shall be addressed to the shareholders of the Company and shall contain no material qualification to the fairness valuation, any standard qualification as to the scope of, and effort in preparing to render such opinion not being deemed material for this purpose.

This Article 3.6 prevails over each other provision in this Shareholders Agreement and the articles of incorporation. The Board of Directors of the Company shall ensure that each Person to whom the powers of the Board are granted, delegated or otherwise conferred in accordance with this Shareholders Agreement (including, without limitation, pursuant to Articles 4.12, 4.13, 4.14, 4.17, 4.19, 4.22 and 4.23 hereof) is made aware of, and instructed to act in a manner consistent with, the provisions of this Article 3.6.

3.7 SHARE LEDGER. The original or duplicate share ledger shall be the only evidence as to who are the shareholders entitled to examine the list required under Article 3.8 of this Shareholders Agreement or the books of the Company, or to vote in person or by proxy at any meeting of the shareholders.

                                   X-10.2-18

3.8 SHAREHOLDER'S LISTS. The Secretary or Assistant Secretary, who shall have charge of the share ledger, shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, in accordance with Article 5.6, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

3.9 NOTICE. Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall only be given to each shareholder of record of the Company entitled to vote at such meeting, either by internationally recognized private courier service to the address shown on the Shareholder's Lists under Article 3.8 of this Shareholders Agreement or by personal delivery of the notice at the address of the shareholder for which a written acknowledgement is received, not less than fifteen (15) days nor more than fifty (50) days prior to the meeting.

3.10 ATTENDANCE. Any shareholder may invite persons who are not shareholders or proxies to attend a meeting of the shareholders, such persons being without a voting right. If the number of invitees by a shareholder together with its Affiliates shall exceed five (5), the consent of each of the other shareholders at the beginning of the meeting, whether or not on the agenda of such meeting shall first be obtained.

3.11 CONDUCT OF MEETING. The Chairman and President, or in his absence, the Vice Chairman, shall open the meeting. The meeting shall first appoint the person who opened the meeting as chairman of the meeting. If there is no person to open the meeting, the shareholders present may elect a chairman of the meeting who shall open the meeting. The meeting may adopt conditions for participation in the assembly and the exercise of the voting right within the limits set by law, the articles of incorporation and this Shareholders Agreement.

3.12 SHAREHOLDER MEETINGS WITHOUT NOTICE. If all shareholders are present and consent to the holding of a meeting, no notice or formal convening of such meeting shall be required and the meeting of shareholders may

                                   X-10.2-19
proceed immediately. No item not included in an agenda may be adopted unless all the shareholders are present and none of them have objected.

3.13 SHAREHOLDERS MEETINGS BY TELEPHONE, VIDEO OR ELECTRONICALLY. Provided that the following is in accordance with the laws of The Netherlands, and further provided proper notice as contemplated in this Shareholders Agreement has been given, meetings of the shareholders may be held by means of telephone, video or other electronic communication facility if all persons participating in the meeting are able to communicate with each other simultaneously throughout the entire meeting.

3.14 CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the applicable statutes, the articles of incorporation or the Shareholders Agreement, the meeting and vote of shareholders may be dispensed with if shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. Any such writing may consist of several documents, in like form, each signed by one or more of the shareholders. Unless the contrary is stated therein, any such resolution or decision shall be deemed to have been passed on the date of the latest signature by the shareholders signing such writing. A facsimile copy of the writing signed by a shareholder shall be acceptable evidence that such writing has been signed by the shareholder whose signature appears on that facsimile, provided that the original copy shall thereafter be lodged with the records of the Company. A shareholder can also send his agreement to the resolution or decision proposed in writing to the Chairman, or in his absence the Vice Chairman, by facsimile, telegram, cable, telex, electronic mail or a similar technical device.

3.15 MINUTES. The minutes of all meetings shall be kept at the offices of the Company. All writings of resolutions or decisions adopted by the shareholders shall be kept with the minutes of the meetings of shareholders.

3.16 ENFORCEMENT OF DECISION The Parties shall ensure that the Company complies with, and takes any action required to obtain and enforce, any final decision mutually agreed to by Goodyear and SRI at a top level meeting or Award rendered by an arbitrator in accordance with Article XVI, Settlement of Disputes, of the Umbrella Agreement.

                                   X-10.2-20

                                   ARTICLE IV
                               BOARD OF DIRECTORS

4.1      BOARD COMPOSITION.

         (i) BOARD RESPONSIBILITIES. The Board of Directors ("Board") consists of ten (10) members elected by the shareholders. The Company shall be managed under the direction of its Board of Directors, which shall exercise such powers and do such acts and things as are set forth herein and in the Constituent Documents of the Company, or as may be delegated to the Board of Directors from time to time by the shareholders of the Company. Except as otherwise expressly provided in the Alliance Agreements, the Board of Directors shall determine the policy of the Company, shall review and approve the Company's quarterly financial statements and shall approve the business plan referred to in Article 9.10. Day-to-day management of the Europe JVC shall be delegated by the Board of Directors to the President and the other officers and employees of the Company.

         (ii) GOODYEAR APPOINTMENTS. Goodyear will nominate seven (7) directors, including the Chairman and President and the functional directors responsible for various activities such as sales of replacement tires under Goodyear European Trademarks and sales to non-Japan-origin Automotive OEMs, finance, human resources, legal, manufacturing and logistics or other function(s) in place of the prior stated functions.

         (iii) SRI APPOINTMENTS. SRI will nominate three (3) directors including:

         (A) The Vice-Chairman, who, along with the other board members, will assist the Europe JVC's Chairman and President in the supervision of the Europe JVC's overall operations and will report to the Europe JVC's Chairman and President. The Vice-Chairman shall be the second most senior executive in the Europe JVC and shall be entitled to act in place of the Chairman in the Chairman's absence at board meetings and similar occasions;

                  The Vice-Chairman will have responsibilities for the management of the relationship with Japan-origin Automotive OEMs and all motorcycle OEMs and ATV OEMs (regardless of origin) and for co-ordination between SRI and

                                   X-10.2-21

                  Goodyear as regards those activities. The Vice-Chairman will also have delegated authority for the management of the replacement sales/marketing division responsible for tires sold under the SRI European Trademarks (the "Dunlop Replacement Sales Division"). The responsibilities of the Vice-Chairman are described in Schedule 4.1;

         (B) The Sales/Marketing director responsible for: the management of the relationship with Japan-origin OEMs; and the sales of SRI European Trademarks tires to automotive OEMs in the European Territory and for sales to all motorcycle OEMs and ATV OEMs; and

         (C) The director responsible for technical matters relating to tires sold under the SRI European Trademarks, including, without limitation, the research and development activities in the Europe JVC relating to SRI technology and intermingled technology relating to those tires, and for coordinating technical matters with Goodyear.

To ensure a cohesive management team, on or after the third anniversary date of the operational start-up date of the Europe JVC, SRI's nomination of each of its three (3) individual nominees to the Europe JVC's Board of Directors requires the confirmation of the Chairman and President of the Europe JVC, which confirmation may not unreasonably be withheld and may in any event be withheld only once (i.e. with respect to one candidate only) for each vacancy, prior to SRI's nominations being acted upon by the shareholders.

All members of the Europe JVC's Board shall be entitled to receive all financial and other information regarding the Europe JVC's businesses. The initial nominees of Goodyear and SRI to the Board of Directors will be designated prior to the operational start-up date.

Directors need not be shareholders. Directors may be re-appointed. In addition to the powers and authorities that this Shareholders Agreement and the articles of incorporation of the Company expressly confer upon it, the Board of Directors, subject to Article 3 hereof, may exercise all such powers of the Company, and do all such lawful acts and things as are not by applicable statute or by the articles of incorporation of the Company or by this Shareholders Agreement directed or required to be exercised or done by the shareholders.

4.2 CHANGE IN COMPOSITION. Each member of the Board shall serve at the pleasure of, and may be removed with or without cause by, the shareholders at the request of the Party by which he or she was

                                   X-10.2-22
nominated or as otherwise provided in this Shareholders Agreement, the articles of incorporation or by laws. Any shareholder removing a director shall be responsible for and agrees with the other shareholders to indemnify the other shareholders and the Company against all losses, liabilities and costs which the other shareholders or the Company may incur arising out of, or in connection with, any claim by the director for wrongful or unfair dismissal or redundancy or other compensation arising out of the director's removal or loss of office. In the event of a vacancy on the Board regardless of how caused and subject to
Article 4.1, the Party that nominated the member whose position is vacant shall have the right to nominate a replacement, which shall be exercised as soon as practicable. If there are no directors in office, then an election of directors may be held in the manner provided by applicable statute, the articles of incorporation and this Shareholders Agreement.

4.3 MEETINGS OF THE BOARD. The first meeting of the members of each newly elected Board of Directors shall be held (i) at such time and place either within or without The Netherlands as shall be provided by resolution of the shareholders at the meeting at which such newly elected Board was elected, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or
(ii) if not so provided for by resolution of the shareholders or if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors not so consenting in the same manner as provided in Article 4.4 of this Shareholders Agreement with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice; or (iii) regardless of whether or not the time and place of such meeting shall be provided for by resolution of the shareholders, at such time and place as shall be consented to in writing by all of the newly elected directors.

Every director of the Company, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the Board subsequent to his election shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

Board meetings will be held quarterly, and on such other dates and at such times and places as shall be determined in each case as decided in good faith by the Board. Meetings of the Board shall be convened and chaired by either the Chairman, in case of his absence, by the Vice-Chairman, or in case of his absence by another director appointed by the Chairman. Written notice of a proposed meeting shall be given to

                                   X-10.2-23
directors at least three (3) days in advance of a meeting in Europe and at least five (5) days in advance of a meeting outside Europe. Notice may be given by facsimile, e-mail, telegram or delivered personally. The notice shall specify the place, date, time and the proposed agenda in reasonable detail. The Board may also adopt resolutions or decisions without a formal meeting if all members of the Board may communicate with each other simultaneously by means of telephone, video or other electronic communication facility. If reasonable notice is given to all members of the Board, the Board may adopt resolutions or decisions without a formal meeting, if there is a quorum of members who may communicate with each other simultaneously by means of telephone, video or other electronic communication facility. If all members are present and consent to the holding of a meeting and all the items on the proposed agenda, no notice or formal convening of a meeting shall be required, and the meeting shall proceed immediately. Participation in a meeting by such means shall constitute presence in person at such meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors shall be present thereat. Notice need not be given to any member who signs a waiver of notice (whether before or after the meeting) or who attends the meeting without protesting the lack of notice prior to its commencement. The Board may invite other persons not members of the Board to attend and/or participate in its meeting, such invited person not having a right to vote.

Each quarterly Board meeting shall include a report on all material actions taken and material decisions made since the preceding quarterly meeting and all material actions and decisions proposed. In addition, each quarterly Board meeting (or a special meeting of the Board prior thereto) shall confirm the appointment or removal, as the case may be, of any individuals as directors of the Major European Subsidiaries including without limitation the managing directors thereof, whose appointment or removal have occurred since the preceding quarterly Board of Directors meeting.

4.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time on at least two (2) days advance notice (in the case of meetings held in Europe) or at least three (3) days advance notice (in the case of meetings held outside Europe) by the Chairman and President, the Vice-Chairman or the Secretary. The place may be within or without The Netherlands as designated in the notice.

4.5 QUORUM AND DECISION MAKING. There shall be a quorum for the transaction of business at any meeting when at least six of the members of the Board are present in person or by proxy and at least four (4) members appointed by Goodyear and two (2) appointed by SRI are present in person or by proxy; and except as may be otherwise provided

                                   X-10.2-24
by applicable law, the articles of incorporation of the Company or this Shareholders Agreement, the act of a majority of the directors present in person or by proxy at any meeting at which there is such a quorum shall be the act of the Board of Directors. In the case of a tie vote on a matter, the Chairman shall be entitled to a second or casting vote on such matter.

         If at least two directors or one-third of the whole Board of Directors, whichever is greater, is present in person or by proxy at any meeting at which a quorum is not present, a majority of the directors present in person or by proxy at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, which may be as early as the next day, without notice to any director other than announcement at the meeting, as recorded in minutes of such meeting. At such adjourned meeting, when at least four (4) members of the Board are present in person or by proxy (which members may all be members appointed by Goodyear), any business may be transacted which might have been transacted at the original meeting which was adjourned.

4.6 WRITTEN STATEMENT IN LIEU OF MEETING. A resolution or decision in writing, signed by all the members of the Board, shall be as valid and effectual as if such resolution or decision had been passed at a meeting duly convened and held. Any such writing may consist of several documents, in like form, each signed by one or more of the members. Unless the contrary is stated therein, any such resolution or decision shall be deemed to have been passed on the date of the latest signature by the member signing such writing. A facsimile copy of the writing, signed by a member, shall be acceptable evidence that such writing has been signed by the member whose signature appears on that facsimile, provided that the original copy shall thereafter be lodged with the records of the Company. A member can also send his agreement to the resolution or decision proposed in writing to the Chairman, or in his absence the Vice-Chairman or Secretary, by telephone, telegram, electronic mail or a similar technical device. The provisions of this Article 4.6 regarding written statements in lieu of meetings shall also apply to committees of the Board.

4.7 PROXIES. At any meeting of the Board of Directors, any director may be represented and vote by proxy or proxies appointed by an instrument in writing.

4.8 STANDING OR TEMPORARY COMMITTEES. Without prejudice to any powers vested in the shareholders under this Shareholders Agreement, including without limitation
Article 3.6, the Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, such committee to consist of two or more directors of the Company, provided that one (1) shall be a member appointed by SRI if requested by any member appointed by SRI. The

                                   X-10.2-25
members of any committee shall be given reasonable notice of any committee meeting. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in said resolution or resolutions or in this Shareholders Agreement, shall have and may exercise all of the powers of the Board of Directors in the management of the Company, and may authorize the seal of the Company (if any) to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting if an alternate member of such committee is not present and available to act at such meeting in the place of any such absent or disqualified member. Such committee or committees shall, unless otherwise provided by the Board of Directors, keep regular minutes of the transactions of their meetings and shall cause them to be recorded in the books kept for that purpose in the office of the Company and shall report the same to the Board of Directors at its next meeting. The Secretary or an Assistant Secretary of the Company may act as Secretary of the committee if the committee so requests.

         The Parties intend that the Company may establish a group to be called the "Executive Committee" that will consist of each member of the Board of Directors and such other persons as the Company determines. The Parties agree that the "Executive Committee" is not a committee of the Board of Directors as referred to in this Article 4.8 and shall have no authority to exercise any power of the Board of Directors.

4.9 COMPENSATION. No fees will be paid to, or such fees shall be waived by, any individuals who are employees/associates of any of the Parties, the Company or Affiliates for service on the boards of directors of the Company or such Affiliates. The Parties agree that the Company and Affiliates controlled by the Company shall pay usual and customary fees for service upon any supervisory board of any of such companies by any person who is not an employee or associate of the Parties, the Company or their Affiliates (such as workers and/or union representatives or independent members, if any). The Board of Directors of the Company or any Affiliate controlled by it may, by resolution provide for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving this Company or Affiliate controlled by it in any other capacity and receiving his regular compensation therefor. Service on any standing committees will be similarly treated as stated above for service on such boards.

                                   X-10.2-26

4.10 RESIGNATIONS. Any director may resign at any time by giving a written notice to the Chairman of the Board or the Secretary of the Company. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.11 INDEMNIFICATION AND LIABILITY OF DIRECTORS AND OFFICERS. Subject to the second paragraph of Article 4.11, if applicable, each person who is or was a director or officer of the Company or Affiliate controlled by it or is or was serving at the request of the Company or such Affiliate as a director or officer of another corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company or such Affiliate, as the case may be, as of right to the full extent permitted or authorized by the laws of The Netherlands or the jurisdiction of incorporation of such Affiliate, as the case may be, as now in effect and as hereafter amended, against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys' fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director or officer of the Company or such Affiliate or, if serving at the request of the Company or such Affiliate, as a director or officer of another corporation. The indemnification provided by this provision of the Shareholders Agreement shall not be exclusive of any other rights to which those indemnified may be entitled under the articles of incorporation or under any agreement, vote of shareholders or disinterested directors or otherwise, and shall not limit in any way any right which the Company or Affiliate controlled by it may have to make different or further indemnifications with respect to the same or different persons or classes of persons.

         No person shall be liable to the Company or Affiliate controlled by it for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Company or such Affiliate or of any other corporation which he serves as a director or officer at the request of the Company or such Affiliate, if such person (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or
(ii) took or omitted to take such action in reliance upon advice of counsel for the Company or such Affiliate or upon statements made or information furnished by directors, officers, employees or agents of the Company or such Affiliate which he had no reasonable grounds to disbelieve.

4.12 REPRESENTATION OF THE COMPANY. Any two (2) directors of the Company or one
(1) director and a procuratiehouder (e.g. procurator) of the Company, provided that one of the two directors or the director acting with

                                   X-10.2-27
a procurator is the President, or in the absence of (i) the President, or (ii) the President and the director designated by the President or Goodyear to substitute for the President or (iii) a designation by the President or Goodyear of a person to substitute for the President, the Finance Director shall represent and act on behalf of the Company. Such persons acting together may, in writing, sub-delegate their authority within limits prescribed in such writing to one of them alone, to another director or to a third person. The Board in accordance with the articles of incorporation may grant to individual directors the authority to represent the Company alone by power of attorney, resolution or otherwise. If the grant of authority or power of attorney from the Board specifically authorizes, directors may sub-delegate their authority to others. Members of the Board of Directors shall take into account all outstanding resolutions of the shareholders or Board when carrying out any action representing the Company.

4.13 AGENTS. The Board from time to time may also appoint agents for the Company as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board. The names and powers of the agents will be registered with the Chamber of Commerce of the District where the Company has its corporate registered office.

4.14 THE CHAIRMAN OF THE BOARD. The Chairman of the Board ("Chairman") shall be elected or appointed by the shareholders (who shall be the same individual elected or appointed as the President), he shall preside at all meetings of the shareholders and directors at which he may be present and shall have such other duties, powers and authority as may be delegated to him by the shareholders. The Board of Directors may delegate such other authority and assign such additional duties to the Chairman of the Board, other than those conferred by law or this Shareholders Agreement to others, as it may from time to time determine, and, to the extent permissible by law.

4.15 THE PRESIDENT. The President shall be elected or appointed by the shareholders and will be the chief executive officer of the Company with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation and he shall carry into effect all directions and resolutions of the Board and shall have such other duties, powers and authority as may be delegated to him by the shareholders.

         Notwithstanding Article 4.12, unless the shareholders otherwise provide, the President, or any person designated in writing by him, shall have full power and authority on behalf of this Company (i) to attend and

                                   X-10.2-28
to vote or take action at any meeting of the holders of securities of corporations in which this Company may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities and which as the holder thereof this Company may have possessed and exercised if present, and (ii) to execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such securities held by this Company.

         He shall, unless the Board otherwise provides, be ex officio a member of all standing committees.

         The President may designate another director to act in the place of the President when he is absent. If the President fails to designate another director to act in his place when he is absent or in the event of the President's disability, inability or refusal to act, Goodyear shall designate the director to act in place of the President.

4.16 VICE-CHAIRMAN. In the absence of the Chairman or in the event of his disability, inability or refusal to act, the Vice-Chairman shall perform the duties and exercise the powers of the Chairman, and shall perform such other duties as the Board of Directors may from time to time prescribe.

4.17 SECRETARY AND ASSISTANT SECRETARIES. The Secretary and any Assistant Secretaries shall be elected or appointed by the Board of Directors. The Secretary may attend all sessions of the Board and all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the Company to be kept for that purpose. He shall perform like duties for the executive and other standing committees when requested by the Board or any such committee to do so.

         It shall be the principal responsibility of the Secretary to give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in this Shareholders Agreement.

         The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in The Netherlands, or elsewhere, are so maintained.

         The Secretary shall keep in safe custody the seal of the Company, and shall have authority to affix the seal to any instrument requiring it, and when so affixed, he shall attest the seal by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature. The Board shall

                                   X-10.2-29
delegate such power to the Secretary and register the powers of the Secretary at the Chamber of Commerce in the District of The Netherlands where the Company has its corporate registered office.

         The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Shareholders Agreement or from time to time by the Board of Directors or the President of the Company, under whose direct supervision he shall be.

         In the absence of the Secretary or in the event of his disability, inability or refusal to act, the Assistant Secretary (or in the event there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors may from time to time prescribe.

4.18 THE FINANCE DIRECTOR. The Board of Directors shall appoint one of its members as a finance director ("Finance Director"). The Finance Director shall have responsibility for the safekeeping of the funds and securities of the Company, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company and shall keep, or cause to be kept, all books belonging to the Company and shall keep, or cause to be kept, all other books of account and accounting records of the Company. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors or by any officer of the Company to whom such authority has been granted by the Board of Directors.

         He shall disburse, or permit to be disbursed, the funds of the Company as may be ordered, or authorized generally, by the Board, and shall render to the President of the Company and the directors whenever they may require it, an account of all his transactions as Finance Director and of those under his jurisdiction, and of the financial condition of the Company.

         He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in this Shareholders Agreement or from time to time by the Board of Directors.

         He shall have the general duties, powers and responsibility of a finance director of a corporation.

         If required by the Board, he shall give the Company a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful

                                   X-10.2-30
performance of the duties of his office, and for the restoration to the Company, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the Company.

4.19 DUTIES OF DIRECTORS MAY BE DELEGATED. If any director of the Company be absent or unable to act, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being, some or all of the functions, duties, powers and responsibilities of that director to any other director, or to any other agent or employee of the Company or other responsible person, provided the shareholder who appointed that director consents.

4.20 REMOVAL. Subject to the applicable provisions of law, any agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged at any time by the affirmative vote of a majority of the Board of Directors, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

4.21 SALARIES AND COMPENSATION. Salaries and compensation of all directors of the Company shall be fixed, increased or decreased by the shareholders or persons or a committee delegated with the responsibility on behalf of the shareholders. Salaries and compensation of all other appointed agents and employees of the Company may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the Chairman and President or such other employees or agents as may be designated by the Board of Directors to do so.

4.22 DELEGATION OF AUTHORITY TO HIRE, DISCHARGE AND DESIGNATE DUTIES. The Board from time to time may delegate to the Chairman and President or other employee of the Company, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the Company under their jurisdiction, and the Board may delegate to such employee similar authority with respect to obtaining and retaining for the Company the services of attorneys, accountants and other experts.

4.23 CONTRACTS. The Board of Directors may authorize any employee or employees, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

                                   X-10.2-31

4.24 SUPERVISORY BOARD. The Parties agree that the Company shall not directly or indirectly employ a number of employees in The Netherlands that shall cause the Company to be required to have a supervisory board.

                                    ARTICLE V
                                     SHARES

5.1 SHAREHOLDING. No share certificates shall be issued. The Board of Directors shall cause a share ledger to register the names and addresses of all shareholders and the holders of rights of usufruct and pledge on shares shall be recorded, the date on which they acquired their shares or rights on shares, the number of shares held by each of them, the date of acknowledgement or service of any notice of acquisition, as well as the amount paid up on each share and all other information required to be recorded pursuant to the law. The share ledger shall be kept up-to-date. Each shareholder, holder of a right of usufruct and holder of a right of pledge on shares shall ensure that the Company is aware of its address.

5.2 TRANSFER OF SHARES, CREATION OF USUFRUCT AND PLEDGE ON SHARES. Subject to
Article 5.3, the transfer of shares, the vesting or transfer of a right of usufruct with respect to shares and the creation of a right of pledge on shares shall be effected by notarial deed. The rights attached to any share may only be exercised if the Company is a Party to the transaction, or after:

         (i)      the Company has acknowledged the transaction; or
         (ii)     the deed has been served on the Company; or
         (iii) the Company has entered the transaction on its share register on its own initiative;
all of the foregoing in accordance with the relevant provisions of the law.

5.3 SHARE TRANSFER AND PLEDGE RESTRICTIONS. The Parties will be prohibited from selling, transferring or otherwise disposing of any of their equity interests in the Company, from granting option rights or similar rights in respect of any such interests, from creating any usufruct, and from pledging or otherwise encumbering (or permitting the creation or subsistence of any usufruct, pledge or other encumbrance over) such interests, except for:

         (i)      transfers in accordance with the exit provisions set out in
                  Article XVII of the Umbrella Agreement; or

         (ii) transfers by each Party to not more than six (6) Affiliates of which (in each case) Goodyear or SRI, as the case may be,

                                   X-10.2-32
                  owns directly or indirectly ninety-five percent (95%) or more of the voting rights, provided that if such transferee ceases to be such an at least ninety-five percent (95%) Affiliate, prior thereto, Goodyear or SRI, as the case may be, will cause such transferee to retransfer its interests in the Company before it ceases to be an at least ninety-five percent (95%) Affiliate to the Party which transferred such interest in the Company to such transferee or to another ninety-five percent (95%) Affiliate.

Notwithstanding any transfer under the provisions of this Article 5.3, a transferor shall impose on a transferee, as a condition for the transfer, the obligation to comply with the provisions of this Shareholders Agreement (including this Article 5.3), as if it were a Party to this Shareholders Agreement and be deemed to be a single Party with the ultimate transferor through which such transferee acquired its interest (e.g. one of the Parties as the case may be) and such transferee's rights and obligations shall be exercised or performed by the transferor from whom the transferee acquired its interest, as the case may be, and none of the other Parties shall be concerned or interested in the relationship of, between or among the transferee(s) and the ultimate transferor(s). The Parties shall continue to remain a Party to this Shareholders Agreement for so long as any of the transferees ultimately acquiring an equity interest in the Company, owns an equity interest in the Company. This Article 5.3 shall apply to Goodyear, Goodyear Fra, Goodyear Lux and Goodyear Canada as if Goodyear had transferred shares in the Company pursuant to this Article 5.3 to each of Goodyear Fra, Goodyear Lux and Goodyear Canada. Any transferee of shares in the Company shall, prior to exercising any right or being subject to any obligations under this Shareholders Agreement, execute and deliver a deed of adherence in the form of Exhibit 5.3 hereto.

         The Parties agree to submit to a shareholders' vote under the share transfer restriction clause in the articles of incorporation of the Company only such share transfers that are permitted under this Article 5.3 and, as regards any transfer under sub-paragraph (i) above, only after full compliance with the procedures set forth in Article XVII of the Umbrella Agreement, including, if necessary, the determination of the value of the equity interest in the Company by an expert in accordance with paragraph 17.03(e) thereof. The parties agree to vote in favor of any such permitted transfer and to vote against any transfer that is not permitted. The Parties specifically waive any rights they have under the last sentence of paragraph 3 of Section 195 of Book 2 of the Dutch Civil Code, any rights under paragraph 5 of that Section to have an independent expert appointed to value the shares in any manner that would be different from the valuation in accordance with such paragraph 17.03(e), as well as any

                                   X-10.2-33
rights under the transfer provisions in the articles of incorporation reflecting
Section 195 of Book 2 of the Dutch Civil Code.

5.4 REGISTERED SHAREHOLDERS. Registered shareholders only shall be treated by the Company as the holders and owners in fact of the shares standing to their respective names and the Company shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other Person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of The Netherlands.

5.5 REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of shareholding for shares of the capital stock of the Company, not inconsistent with the laws of The Netherlands, the articles of incorporation of the Company and this Shareholders Agreement.

5.6 FIXING RECORD DATE. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than fifteen (15) days before the date of such meeting, nor more than sixty (60) days prior to any other action, provided that all shareholders acknowledged by the Company in accordance with Sections 196 a or 196 b of Book 2 of the Dutch Civil Code will be deemed shareholders of record. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.7 OWNERSHIP OF SHARES OF AFFILIATES WHOLLY-OWNED BY THE COMPANY. Notwithstanding any other provisions hereof, in the case of all Affiliates wholly-owned by the Company, without the prior written consent of the Parties hereto, (i) no additional share capital shall be issued by an Affiliate wholly-owned by the Company, except to the Company or Affiliates wholly-owned by the Company, and (ii) no share capital shall be transferred to any Person, except another Affiliate wholly-owned by the Company. In addition, with respect to Major European Subsidiaries, no change of the capital structure shall be made and no shares shall be transferred, without the prior written consent of SRI, if as a result of

                                   X-10.2-34
such change or transfer, SRI (or any of its Affiliates) would lose some or all of its entitlements to foreign tax credit with respect to that company.

5.8 CAPITAL CONTRIBUTIONS. The Parties agree that any Party to this Shareholders Agreement can at any time make cash contributions to the general reserves of the capital of the Company in connection with satisfying a specified obligation of indemnification, reimbursement or otherwise. Whenever a Party makes such a contribution, simultaneous with such contribution, SRI on the one hand and a Party from among Goodyear, Goodyear Fra, Goodyear Lux or Goodyear Canada on the other hand, shall subscribe to the lowest possible number of newly issued shares in proportion to SRI's shareholding on the one hand and the aggregate shareholding of Goodyear, Goodyear Fra, Goodyear Lux and Goodyear Canada on the other hand, respectively, in the Company as of that time in order to preserve their relative voting rights and shall pay in such amount of additional class specific share premium as needed in order to preserve their relative economic interest in the Company.

                                   ARTICLE VI
                              DIVIDENDS AND FINANCE

6.1 DIVIDENDS. Unless the shareholders of the Company agree otherwise and subject to the provisions of Article 6.2 hereof, the Company shall declare and pay annual cash dividends to the maximum extent permitted by law up to 100% of the profits of the Company and Affiliates controlled by it under US GAAP, if any, in respect of each fiscal year, after taking into account any provisions as the boards of directors of the Company and Affiliates controlled by it may deem necessary in the best interest of the Company and Affiliates controlled by it, respectively, and provided that declaration and payment of dividends is lawful. Dividends upon the outstanding Equity Capital of the Company, subject to the provisions of the articles of incorporation of the Company and of any applicable law and of this Shareholders Agreement, may be declared by the shareholders at any meeting. Subject to such provisions, and with the prior consent of all the Parties, dividends may be paid, in property in lieu of cash.

Except as interim dividends are allowed as described below, distribution of the profits of the Company shall take place subsequent to the adoption of the annual accounts of the Company from which it appears that such distributions are lawful. The Board of Directors may with due observance of Article 216, paragraph 4, Book 2 of the Dutch Civil Code, make one or more interim distributions on Equity Capital prior to the adoption of the annual accounts for a particular financial year.

                                   X-10.2-35

6.2 DEBT/EQUITY RATIOS. The Company and its Affiliates controlled by it, on a consolidated basis, will be financed and managed so that, for the Company, at the operational start-up date of the Alliance, the consolidated debt of the Company will not exceed forty percent (40%) of the sum of the Company's consolidated debt and the Company's consolidated shareholders' equity ("debt to debt plus equity ratio"); thereafter the threshold debt to debt plus equity ratio level will be forty percent (40%), above which temporary fluctuations will be permitted, provided, however, that the Company has a plan to reduce its debt to debt plus equity ratio to forty percent (40%) or below within nine (9) months. If the debt to debt plus equity ratio set out above is exceeded for a continuous period in excess of nine (9) months, then the Parties will proceed to issue Equity Capital as provided in Article 6.3(i)(C). For the purpose of Articles 6.2 and 6.3, the term "debt" shall mean borrowing from banks and shareholders and long-term financial lease obligations.

6.3      FUTURE FUNDING ARRANGEMENTS.

         (i) The Company will finance the funding requirements of the Company and its Affiliates controlled by it, on a consolidated basis, from the following sources (and, so far as reasonable and practicable, in the preferred order set out below):

                  (A) own (Company and its Affiliates controlled by it consolidated) cash resources;

                  (B) bank and third party borrowings or borrowings from the Parties or their Affiliates;

                  (C) the issue of Equity Capital to the Parties (subject to the terms of Article 3.6(b)(v) of this Shareholders Agreement);

         (ii)     In the case of bank and third party borrowings (sub-paragraph
                  (i)(B) above), the Parties will provide any guarantee, letter of comfort or similar assurances in connection with those borrowings, if necessary, in proportion to each Party's share of the Equity Capital at that time in the Company provided that SRI receives adequate security (in a form reasonably acceptable to SRI) over the Company's consolidated assets to secure its obligations under such guarantee, letter of comfort or similar assurance provided by it;

                                   X-10.2-36

         (iii) In the case of borrowings from the Parties or their Affiliates (sub-paragraph (i)(B) above):

                  (A) for borrowings with a term of three (3) years or more, each Party will be entitled (but not obliged) to provide the funding in proportion to its share of the Equity Capital at that time in the Company;

                  (B) borrowings will only be incurred for the benefit, and in the interests, of the Company or the applicable Affiliate (and not primarily for the purpose of conferring any special benefit on any of the Parties or their Affiliates);

                  (C) the terms of the borrowing taken as a whole shall be no less favorable than commercial rates available to the Company or the applicable Affiliate at that time; and

                  (D) no Party or its Affiliates shall have any obligation to provide funding to the Company or any Affiliate under sub-paragraphs (i)(B) or (iii).

         (iv) In the case of any increase of the Equity Capital (sub-paragraph (i)(C) above), the following shall apply:

                  (A) each Party will be entitled (but not obliged) to participate in the funding in proportion to its share in the Equity Capital immediately prior to the increase (or a portion of that share) and will be provided with the information on the intended new funding and the intended purpose thereof;

                  (B) if all Parties participate in the new equity funding in proportion to their shares in the Equity Capital immediately prior to the increase, each Party shall subscribe to the minimum number of shares (in each case of the class of shares that it already holds) that would be needed to allow it to preserve its relative voting rights (or in the case of Goodyear, Goodyear Fra, Goodyear Lux and Goodyear Canada, to allow them to preserve their aggregate relative voting rights) and contribute in exchange for such shares:

                           (x) the aggregate par value of the shares issued to it;

                                   X-10.2-37

                           (y) an amount of class specific share premium equal to the amount needed to allow that Party to maintain its share in the Equity Capital that is equal to that immediately prior to the increase; and

                           (z) the remainder of that Party's contribution, which will be contributed into the Company's general reserve;

                  (C) if one Party does not wish to participate in the new equity funding except for the aggregate par value of the shares as described below,

                           (x) each Party shall subscribe to the minimum number of shares (in each case of the class of shares that it already holds) that would be needed to allow it to preserve its relative voting rights (or in the case of Goodyear, Goodyear Fra, Goodyear Lux and Goodyear Canada, to allow them to preserve their aggregate relative voting rights) and contribute in exchange for such shares the aggregate par value of the shares issued to it; and

                           (y) the other Party shall pay the remainder of the new equity funding, which shall be allocated to, on the one hand, the class specific share premium account that relates to the class of shares issued to it and, on the other, the general reserves in accordance with the principles contained in
                                    Schedule 6.3(iv)(C);

                  (D) if one Party wishes to participate in the new equity funding by contributing an amount that is less than the amount that would be in proportion to its share in the Equity Capital immediately prior to the increase but more than the aggregate par value of the minimum number of shares that would need to be issued to it to preserve its voting rights (or in the case of Goodyear, Goodyear Fra, Goodyear Lux and Goodyear Canada, to allow them to preserve their aggregate relative voting rights), the amount of the new equity funding will be divided into the following two portions:

                                   X-10.2-38

                           (x) a portion that will be contributed by the Parties in proportion to their shares in the Equity Capital immediately prior to the increase, which amount will be calculated on the basis of the amount that the relevant Party is willing to contribute and shall be contributed in accordance with the principles set out in sub-paragraphs (iv)(B) above; and

                           (y) a portion that will be solely contributed by the other Party, which will be contributed in accordance with the principles set out in sub-paragraph (iv)(C)(y) above;

                  (E) if any Party decides not to contribute its full pro rata share and the result of that decision would be that (but for this sub-paragraph (E)) that Party would lose some tax benefit (for example, foreign tax credit), the Parties will use their respective best endeavors to implement an alternative funding which will not have that result, provided however that said alternative structure does not result in or cause any cost or tax to, or the loss of any anticipated benefit, right or deduction by, the other Parties or the Company, it being understood and agreed by the Parties that if the Parties are not able to mutually agree on such alternative funding structure within a reasonable period of time (being not more than 45 days from the presentation of a complete proposal on the matter), the Company will be permitted immediately to proceed with the new equity funding in accordance with sub-paragraphs (iv)(A) through (D) immediately above.

                  (F) If and to the extent a Party has unconditionally agreed to contribute a portion of the new equity funding and the Parties have agreed on the subscription of shares at a specific subscription price and the allocation of the Parties' contributions in the Company's accounts, but such Party subsequently fails to make the agreed contribution within 30 days of the date on which the contribution was due, the other Party may subscribe to such shares at the relevant terms and conditions, provided that it makes the contribution on those shares within 30 days of the end of the 30 days period mentioned above.

                                   X-10.2-39

6.4 CREATION OF RESERVES. As provided in Article 6.1, the Board of Directors may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose, or may abolish any such reserve in the manner in which it was created.

6.5 MONEYS. The moneys of the Company shall be deposited in the name of the Company in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by checks, drafts, payment orders or wire transfers signed or authorized by persons designated by resolution adopted by the Board of Directors, except that the Board of Directors may delegate said powers in the manner herein provided in this Article 6.5 of this Shareholders Agreement. The Board of Directors may by resolution authorize certain employees of the Company to designate any bank or banks or trust company or trust companies in which moneys of the Company may be deposited, and to designate the persons who may sign checks drawn on any particular bank account or bank accounts of the Company, whether created by direct designation of the Board of Directors or by an authorized employee or employees as aforesaid.

6.6 FISCAL YEAR. Subject to Article 3.6, the shareholders shall have power to fix and from time to time change the fiscal year of the Company by amendment to the articles of incorporation of the Company. In the absence of action by the shareholders, however, the fiscal year of the Company shall end each year on December 31, until such time, if any, as the fiscal year shall be changed by the shareholders.

6.7 DIRECTORS' STATEMENT. The Board of Directors shall present at each annual meeting of the shareholders a full and clear statement of the business and conditions of the Company, unless this is not required pursuant to Article 396 of Book 2 of the Dutch Civil Code. When called for by vote of the shareholders, the Board of Directors shall present to any special meeting of the shareholders, a full and clear statement of the business and condition of the Company.

6.8 FINANCIAL INFORMATION TO BE PROVIDED BY THE COMPANY TO THE PARTIES. The Company will provide to the Parties financial information on a monthly, quarterly and annual basis, including income statements, balance sheets and cash flow statements. The financial information to be provided by the Company will be in accordance with United States of America generally accepted accounting principles ("US GAAP") translated into US Dollars ("US GAAP Dollar Statements"). If requested, such income statements and balance sheets will be in a format necessary for Japanese reporting purposes.

                                   X-10.2-40

The Company will also provide Goodyear with sales and production information and any other supplementary financial information, applicable notes or other information which Goodyear may reasonably request, including information needed for tax filings. The Company will also provide SRI with sales and production information and any other supplementary financial information, applicable notes or other information which SRI may reasonably request, including information needed for tax filings. Other information of Affiliates controlled by the Company or information by country shall also be available upon the reasonable request of SRI if such information has otherwise already been prepared for reasons other than such request, provided that the Company and Affiliates controlled by it are under no obligation to prepare such information or to provide any of such information (other than on an aggregate basis) with regard to sales outside the European Territory where the provision of such information would be in breach of any law.

The annual consolidated US GAAP Dollar Statements for the Company will be audited by internationally recognized independent auditors. The cost of maintaining and providing all the foregoing information to the Parties shall be at the cost of the Company, except that SRI will bear the costs of converting the information provided by the Company into a format necessary for Japanese reporting purposes, if requested by SRI, unless it is otherwise already being prepared for another purpose.

All Parties, including internal auditing personnel, shall at all reasonable times be given access to the auditors of the Company or Affiliates controlled by it. The members of the Board of Directors of the Company shall be permitted to communicate all information they may receive in respect of the Company's business to the Party that appointed or nominated that member to such Board. The Company and Affiliates controlled by it will conduct their business and keep their books and records in accordance with applicable law and in accordance with Goodyear's applicable Business Conduct Policy.

6.9 REPURCHASE OF SHARES. Subject to Article 3.6 and the authorization by the general meeting, the Company may acquire fully paid up shares of its own share capital in accordance with the laws of The Netherlands provided that the shares of any shareholder shall not be repurchased by the Company without that shareholder's consent.

                                   ARTICLE VII
                         BOOKS AND RECORDS; TAX INQUIRY

7.1 BOOKS, ACCOUNTS AND RECORDS. The books, accounts and records of the Company, except as may be otherwise required by the laws of The

                                   X-10.2-41

Netherlands, may be kept outside of The Netherlands at such place or places as the Board of Directors may from time to time determine. The Board of Directors shall determine whether to what extent and the conditions upon which any Person, shall have any right to inspect any account or book or document of the Company, except as conferred by applicable law or by resolution of the shareholders or directors, provided that each shareholder will be permitted to inspect the accounts and books of the Company or Affiliates controlled by it at any time as reasonably requested.

7.2 TAX TREATMENT OF TECHNOLOGY LICENSE. In the event any fees under license agreements paid to SRI or Goodyear by any of the SRI JV Companies or the Goodyear JV Companies is the subject of any audit or inquiry by a tax Authority, the recipient of such fee (SRI or Goodyear or both, as the case may be) shall provide to the applicable SRI JV Company or Goodyear JV Company such documents, information and assistance as the Company may reasonably request in order that the Company may respond to such audit or inquiry.


                                  ARTICLE VIII
                   TRANSFER PRICING POLICY AND SERVICE CHARGE

8.1 EUROPE JVC TRANSFER PRICING POLICY. The transfer pricing policy for transactions between, on the one hand, the Company and Affiliates controlled by it and, on the other hand, Goodyear and any other of its Affiliates is set forth on Schedule 8.1. The Parties will agree a pricing policy for transactions between, on the one hand, the Company and Affiliates controlled by it and, on the other hand, SRI and any of its Affiliates.

8.2 SERVICE CHARGE. The Company and Affiliates controlled by it will be able to perform certain business functions on a regional basis at a lower total cost. In order to benefit from sharing services each company within Goodyear's European Region will at its option enter into a service agreement. The service agreement is essentially a cost sharing arrangement that sets out the procedure for allocation of the costs among the participating entities. A Central Service Center, located in Colmar-Berg, Luxembourg, will accumulate the costs incurred in providing services to the participants and allocate these costs including appropriate markups to reflect commercial transactions without further markup, on a basis agreed to by the participants. Services will be performed in various locations, those performed outside of the Central Service Center are billed to the Central Service Center to be included in the pool of costs to be allocated pursuant to the service agreement. The services provided under the service agreement are (but not limited to):

                                   X-10.2-42
general administration, services, marketing services, materials management services, production services, product policy services, purchasing services, data processing services, financial services, and personnel administration services.

Each year, costs will be estimated for the following year and provisional allocations of such budgeted costs among the participants determined. The provisional budget and allocation to be used will be discussed by the participants at Goodyear's European Region finance directors conference which is generally scheduled to be held in December each year. Once agreement has been reached on the budget and the provisional allocation, an update to the service agreement is signed by the participating entities. Each participant will be charged monthly for the budgeted agreed to amount. Following the end of the relevant year, once the actual costs and the actuals for the allocation are determined and audited by an independent firm or accountants, a final correction to the billing for the participants is made.

                                   ARTICLE IX
                         EUROPE JVC OPERATING PROVISIONS

         The Parties to this Shareholders Agreement hereby agree to the following terms, conditions and provisions regarding the Europe JVC:

9.1 REPORTING LINES. All Board members will report to the Europe JVC's Chairman and President (in addition the directors referred to in Articles 4.1(iii) (B) and (C) of this Shareholders Agreement will also report to the Europe JVC's Vice-Chairman) and will have delegated authority to manage their respective operations on a day-to-day basis. Several Board members will for purposes of operating efficiency and management accountability, have more than one reporting line, as shown in Schedule 9.1.

9.2 OEM COUNCIL. To ensure coordination of all OEM activities of the Europe JVC at the European region level, an OEM council will be established by the Europe JVC. This council will have the responsibility to coordinate the implementation of each of the global OEM strategies of SRI and Goodyear in the European Territory for SRI European Trademarks tires and Goodyear European Trademarks tires to service customer requirements. This council will include, without limitation, both the Chairman and President and the Vice-Chairman, and others as determined appropriate.

                                   X-10.2-43

9.3 CONDUCT OF BUSINESS. The business of the Europe JVC and each of its Affiliates controlled by it will be conducted in accordance with its own respective best interests as determined by its own respective board of directors.

9.4 PERMITTED SCOPE OF BUSINESS OF THE EUROPE JVC. The Company, which will act as a holding company, which together with Affiliates controlled by it, will manufacture, distribute and sell air springs and all types of tires (other than aircraft tires) together with Extended Products and Extended Services (as defined in the Alliance Agreements) and related activities including, without limitation, retreading (excluding aviation retreading) in the Sales Territories as described in Article 9.5 below (Greater European Territory) and will engage in all activities which are in furtherance of any of the foregoing.

9.5 SALES TERRITORIES. (a) The Europe JVC and Affiliates controlled by it shall have the exclusive right to sell the products and services described in Article
9.4 of this Shareholders Agreement in the countries listed in Schedule 9.5(a) (the "European Territory") with such countries being divided in two groups, one for "Western Europe" and one for "Eastern Europe" as indicated on such schedule.

         (b) The Europe JVC and Affiliates controlled by it shall have a non-exclusive right to sell the products and services described in Article 9.4 of this Shareholders Agreement ("Products") only via Affiliates of Goodyear via a transfer priced sale pursuant to Schedule 8.1 to Goodyear Affiliates in the countries:

         (i)      of Turkey or Morocco; or

         (ii) in the case of Products bearing any Goodyear European Trademark, the countries of Sub-Equatorial Africa and in the case of Products bearing any SRI European Trademark, to only the countries of Sub-Equatorial Africa in which the right to sell such Products is not held or controlled by others (the countries of Sub-Equatorial Africa for this purpose are listed on Schedule 9.5(b)).

         The Parties agree that Goodyear and its Affiliates (other than the Europe JVC and Affiliates controlled by it) shall have a right and intend, to establish a 100% owned company (the "Rebilling Export Center") for the export of tires and related products. The Rebilling Export Center shall be permitted to acquire and resell and facilitate the sales of Goodyear and associate brands tires from whatever source, including without limitation, Products bearing any Goodyear European Trademark.

                                   X-10.2-44

         The Products bearing any Goodyear European Trademark acquired from the Europe JVC and Affiliates controlled by it will be transferred to the Rebilling Export Center at Cost plus five percent (5%) plus R & D/ technical expenses, as described in item 1 under, FINISHED GOODS, of Schedule 8.1.

         Products bearing any SRI European Trademark will be sold for export by the Europe JVC and Affiliates controlled by it using the Rebilling Export Center as an invoicing agent only to make such sales. The Rebilling Export Center may upon mutual agreement service all aspects of such sales requested by the Europe JVC and Affiliates controlled by it for the cost of providing such services.

     The Parties agree that the Products bearing any Goodyear European Trademark or any SRI European Trademark manufactured by or for the Europe JVC and Affiliates controlled by it shall be sold or exported for sales as described above, and in addition as otherwise described in (c), (d) and (e) below.

(c) The Europe JVC and Affiliates controlled by it and the Rebilling Export Center shall have a non-exclusive right to sell Products to:

         (i)      Israel;

         (ii) the countries of French Africa (the countries of French Africa for this purpose are listed on Schedule 9.5(c)); and/or

         (iii) the countries of Russia/CIS (the countries of Russia/CIS for this purpose are listed on Schedule 9.5(c)).

(d) The Europe JVC and Affiliates controlled by it and the Rebilling Export Center shall have a non-exclusive right to:

         (i) sell Products bearing any SRI European Trademark to SRI's exclusive distributors in the countries of the Middle East (the countries of the Middle East for this purpose are listed on Schedule 9.5(d)), subject, in the case of sales of such Products in those countries, to prior notification to and approval from SRI and to a commission to be agreed upon between the seller (the Europe JVC or Affiliates controlled by it or their agent) and SRI, to be paid to SRI; and

         (ii) sell Products bearing any Goodyear European Trademark to Goodyear's exclusive or non-exclusive distributors in the countries of the Middle East (the countries of the Middle East for this purpose are listed on Schedule 9.5(d)), subject,

                                   X-10.2-45
                  in the case of sales of such Products in those countries, to prior notification and approval from Goodyear and to a commission to be agreed upon between the seller (the Europe JVC or Affiliate controlled by it or the Rebilling Export Center) and Goodyear, to be paid to Goodyear.

(e) The Europe JVC and Affiliates controlled by it and the Rebilling Export Center shall have a non-exclusive right to sell Products to:

         (i) in the case of Products bearing any Goodyear European Trademark, the countries listed on Schedule 9.5(e) (the "Miscellaneous Countries"); and

         (ii) in the case of Products bearing any SRI European Trademark, to only the countries of the Miscellaneous Countries in which the right to sell such Products is not held or controlled by others.

         The Europe JVC and its Affiliates controlled by it will in no event be permitted to make sales to any countries if such sales would be prohibited by any European, Japanese or US law.

9.6 BRAND POLICIES. The Europe JVC will promote the market profile of both the Goodyear European Trademarks and the SRI European Trademarks. The Europe JVC will seek to maintain and enlarge the sales of tires under the Goodyear European Trademarks and of tires sold under the SRI European Trademarks in both the OEM market and in the replacement market.

9.7      SALES STRUCTURE; PRICING AND MARKETING POLICIES.

         (i) Replacement sales - For replacement sales, the Europe JVC and its affiliates controlled by it will have separate sales divisions, being the Dunlop Replacement Sales Division and a separate division for replacement tires sold under the Goodyear European Trademarks. The Europe JVC will be responsible for the coordination and integration of management of both the Goodyear European Trademarks and the SRI European Trademarks at the European region level to ensure that the best interests of the Europe JVC are promoted.

         (ii) OEM sales - For OEM sales, subject to the principles regarding the global management of OEM relationships with Japan-origin Automotive OEMs set out in Article XI of the Umbrella Agreement and within the parameters of the three-

                                   X-10.2-46
                  year business plan, the SRI European Trademarks personnel under the SRI-appointed OEM Sales/Marketing Director within the Europe JVC will manage and integrate the sales, marketing and technical activities (except the ultimate decision on pricing and marketing strategy) of tires under the SRI European Trademarks with Japan-origin Automotive OEM accounts and all motorcycle OEM accounts and ATV OEM accounts in the European Territory. It is intended that the Europe JVC's resources will be used in a manner such that the relationships existing with automotive OEMs prior to the establishment of the Europe JVC are not harmed, but are improved.

                  The SRI-appointed OEM Sales/Marketing Director will also manage the relationship with the Japan-origin Automotive OEMs and all motorcycle OEMs and ATV OEMs (regardless of origin). The SRI-appointed OEM Sales/Marketing Director will also be responsible for sales of SRI European Trademark tires to non-Japan origin OEMs within the strategy developed by Goodyear. Goodyear agrees that the strategy developed by Goodyear to promote sales of SRI European Trademark tires to non-Japan OEMs will incorporate the opportunity for the SRI-appointed OEM sales/marketing director to have direct exposure to the non-Japan-origin OEMs in order to support the development of ongoing business relations to communicate that there are adequate resources in Europe and elsewhere for the global support of the Dunlop brand. The SRI-appointed OEM Sales/Marketing Director will also have a line of communication with SRI and the Japan OE JVC to maintain and coordinate the global relationships with Japan-origin Automotive OEMs and all motorcycle OEMs and ATV OEMs for the Europe JVC's operations.

                  The Europe JVC's tires under the Goodyear European Trademarks will be sold and marketed to all non-Japan-origin OEM accounts in the European Territory by Goodyear European Trademarks personnel. The Goodyear-appointed OEM Sales/Marketing Director will be responsible for sales of Goodyear European Trademark tires to Japan-origin OEMs within the strategy developed by SRI.

         (iii) Pricing and Marketing policies- The pricing and marketing policies of the Europe JVC with respect to all OEM accounts and replacement sales will be established and maintained by the Europe JVC. The marketing programs for each specific

                                   X-10.2-47
                  brand will be in line with such applicable marketing policies and will promote the best interests of the Europe JVC. The Chairman and President of the Europe JVC will make all final pricing and marketing strategy determinations.

9.8 MANUFACTURING/SOURCING. The Europe JVC and its Affiliates controlled by it, will seek to utilize its own manufacturing capacity to the fullest extent possible but will be permitted to source (in accordance with the relevant transfer pricing principles set out in Schedule 8.1 and the conditions of the relevant Trademark License Agreement) tires from any of Goodyear's and its Affiliates' factories inside or outside of the European Territory and from any of SRI's and its Affiliates' factories outside of the European Territory if this is commercially attractive to the Europe JVC.

         The Europe JVC and its Affiliates controlled by it will also continue off-take arrangements in place at the operational start-up date of the Alliance with SRI, Goodyear and their Affiliates on the currently applicable terms (even if they are inconsistent with the relevant transfer pricing principles set out in Schedule 8.1) for a period of two (2) years from the operational start-up date of the Alliance. Such arrangements (except those relating to warranty tires as after-sales service for OEM tires) will be reviewed at the end of that period and thereafter annually by the Europe JVC and will be continued if it is in the best interest of the Europe JVC (and the continuation of the off-take arrangements is acceptable to the counter-party to the arrangement). The Parties agree that prior to the Closing, Goodyear will provide to SRI, as of the Closing Date, a list and description of (a) all off-take arrangements, and (b) arrangements for warranty tires as after sales service for OEM tires, in each case as between Goodyear and its Affiliates (other than the Goodyear JV Companies) on the one hand and the Goodyear JV Companies regarding the Goodyear Businesses on the other hand. The Parties agree that prior to the Closing, SRI will provide to Goodyear, as of the Closing Date, a list and description of (a) all off-take arrangements and (b) arrangements for warranty tires as after sales service for OEM tires, in each case as between SRI and its Affiliates on the one hand and the SRI JV Companies regarding the SRI Businesses on the other hand.

         The Parties confirm that allocation (and any rationalization identified and decided upon) of manufacture of particular sizes and types of tires as between the manufacturing facilities of the Europe JVC and its Affiliates controlled by it, will be determined in accordance with the best interests of the Europe JVC (and without discriminating on non-economic grounds against the facilities formerly owned by SRI in favor of those formerly owned by Goodyear and vice versa). Likewise, allocation (and any rationalization) of manufacture as between the manufacturing

                                   X-10.2-48
facilities of the Europe JVC and its Affiliates controlled by it, of Goodyear (outside the Europe JVC and its Affiliates controlled by it) and of SRI (outside the Europe JVC and its Affiliates controlled by it) will be determined on a basis which does not discriminate on non-economic grounds against the Europe JVC and its Affiliates controlled by it in favor of Goodyear's other interests or SRI's other interests.

9.9      NON-COMPETE.

         (i) Goodyear and SRI and their Affiliates (other than the Europe JVC and each Affiliate controlled by it) will be restricted from competing, directly or indirectly, with the Europe JVC and each Affiliate controlled by it in the business of manufacturing and/or selling the types of tires specified in
                  Article 9.4 hereof in the European Territory, provided that Goodyear's Affiliates Sava Tires ("Sava") and T.C. Debica ("Debica") will be permitted to continue to manufacture tires in their respective jurisdictions and to make sales in the European Territory of tires manufactured by them under the Sava and Debica trademarks, respectively. Subject to existing contractual and practical restrictions, Goodyear intends (but without being under any legal obligation to do so) that future sales in the European Territory (outside the countries of the former Yugoslavia and Poland) of tires manufactured by Sava and Debica, respectively, are effected through the Europe JVC's sales network. With respect to Sava, if Goodyear exercises its call right to acquire 100% of the equity in Sava, SRI can elect to have Goodyear complete a transaction to transfer such 100% interest in Sava to the Europe JVC in exchange for consideration equal to Sava's then fair market value. With respect to Debica, if Goodyear is able to obtain 100% of the equity in Debica, SRI can elect to have Goodyear complete a transaction to transfer such 100% interest in Debica to the Europe JVC in an exchange for consideration equal to Debica's then fair market value. With respect to a prospective transaction regarding Sava or Debica as described above, Goodyear's obligation to proceed with such a transaction is conditioned upon Goodyear determining how to structure the transfer of either Sava or Debica to the Europe JVC without the restrictions or requirements of Article 6.3, including without limitation the source of funds or any preferred order of financing. For the avoidance of doubt, the Parties confirm that, subject to Article XII of the Umbrella Agreement, the restrictions in this Article 9.9 shall not affect, in regards to the Sumitomo or Ohtsu trademark tires:

                                   X-10.2-49

                  (A) the manufacture of said tires outside the European Territory; or

                  (B) sales or the manufacturing (outside the European Territory) by The Ohtsu Tire & Rubber Co., Ltd or Sumitomo Corporation under the "Sumitomo" or "Ohtsu" trademarks or under trademarks owned or held by either of those companies.

         (ii) In the event that the Europe JVC does not sell sufficient tires under the "SRIXON" trademark in one or more of the relevant jurisdictions in the European Territory, SRI shall be permitted to make such minimum number of sales in each of the relevant jurisdictions as is necessary to preserve the trademark rights to the SRIXON trademark and the relevant Trademark License Agreements referred to in Article 5.03(a) of the Umbrella Agreement shall become non-exclusive for such sales as to the SRIXON trademark.

         (iii) VIOLATION OF NON-COMPETITION. Each Party acknowledges and agrees that any breach of any agreement, condition or provision contained in Article 9.9 will result in irreparable harm and damage to the other Parties and/or the Europe JVC or applicable Affiliate controlled by it and that such harm or damage may be extremely difficult to quantify. Accordingly, each Party hereby consents to the entry of an interim order or injunction, temporary or permanent, in any applicable court, enjoining them from any further violations of its undertaking if satisfactory evidence of such violation is presented to the applicable court and the court grants said relief.

         (iv)     COSTS AND EXPENSES. Upon the occurrence of a breach of this
                  Article 9.9, the Party seeking enforcement of this Article shall have a right upon presentation of satisfactory evidence of such breach to the applicable court to collect from the Party in breach, in addition to any other amounts owing or remedies allowed, all costs and expense incurred in the enforcement of its rights hereunder.

9.10 BUSINESS PLAN. The Europe JVC's Board will develop annually a three year forward business plan. The first year of this plan will serve as the operational budget for the ensuing calendar year and will serve as the benchmark against which operational results are judged and

                                   X-10.2-50
executive incentive compensation is paid. As a part of the normal business planning process of the Europe JVC, each proposed business plan shall be discussed by representatives of SRI and Goodyear at a time that such plan can still be amended to take account of the results of that discussion. There will be no closures of any factories currently producing new SRI European Trademarks tires prior to the second anniversary of the operational start-up of the Europe JVC, it being understood that downsizing or reducing the workforce of any factory by up to fifty percent (50%) shall not be deemed a closure.

9.11 OFFICES AND BRANCHES. The registered office of the Company shall be in Amsterdam in The Netherlands. The Company may establish other offices and branches inside as well as outside The Netherlands. The initial office where the Board of Directors is located ("Executive Office") shall be in Brussels, Belgium and the initial offices where the principal office of the Company is located ("Headquarters") shall be in Colmar-Berg, Grand Duchy of Luxembourg.

9.12 INSURANCES. On and after the Closing Date, the Europe JVC shall be responsible for determining the type, value and duration of insurance coverages to be maintained by the Europe JVC and Affiliates controlled by it. The Parties agree that the Europe JVC and Affiliates controlled by it may obtain their insurance coverages from Goodyear and/or Affiliates of Goodyear or as part of Goodyear's or its Affiliates' worldwide insurance program upon payment or incurring their applicable portion of costs for such coverage, on terms (including cost) that are generally no less favorable than provided to Goodyear or its Affiliates under the same or similar conditions.

9.13 CERTAIN FEES. Subject to Article XI of the Europe JV Agreement, the aggregate fee payable by each of the licensees under the Technology License Agreements (in respect of the rights thereunder) and the Trademark License Agreements (in respect of the export selling rights thereunder) granted by SRI to the SRI JV Companies and the Goodyear JV Companies and for the acceptance by SRI of (i) the restrictions on competition contained in Article 9.9 of this Shareholders Agreement and (ii) the restriction on competition contained in
Article 17.05(d)(i) of the Umbrella Agreement shall be one per cent (1%) of Net Sales (as defined in the Technology License Agreements) of the licensee and Affiliates controlled by it.

                                    ARTICLE X
                INCONSISTENCY BETWEEN THIS SHAREHOLDERS AGREEMENT
                        AND THE ARTICLES OF INCORPORATION

                                   X-10.2-51

10.1 INCONSISTENCY. Notwithstanding anything herein implied or contained to the contrary, in the event of an inconsistency between the provisions of this Shareholders Agreement and the rights and obligations of the Parties under the articles of incorporation of the Company, as between the Parties only notwithstanding that as between the Parties (or any one Party) and any third Person the result may be different, the provisions of this Shareholders Agreement shall prevail as between the Parties.

                                   ARTICLE XI
                           RELATIONSHIP OF THE PARTIES

11.1 NO PARTNERSHIP OR AGENCY. Except as otherwise agreed in writing, the relationship of the Parties inter se shall be governed by the terms of this Shareholders Agreement and nothing contained herein shall be deemed to constitute a partnership or agency between them and neither shall they by reason of the actions of any one of them incur any personal liability to any third Person as co-partners or agents and none of them shall be entitled or empowered to represent or hold out to any third Person that the relationship between them is that of a partnership or agency.

                                   ARTICLE XII
                   EFFECTIVE DATE; TERM; TERMINATION; DURATION

12.1 EFFECTIVE DATE. This Shareholders Agreement shall become effective at the Closing.

12.2 TERM. After this Shareholders Agreement becomes effective, this Shareholders Agreement shall continue in effect for so long as SRI and its transferees (under Article 5.3) together own ten percent (10%) or more of the aggregate amount of par value and class specific share premium paid in respect of the issued and outstanding shares of the Company, and upon this ceasing to be the case, this Shareholders Agreement, except for this Article 12.2, Article 1,
Article 6.3(iv)(A), (B), (C), (D) and (F) but not (E) and Article 13, shall automatically terminate of its own accord and be of no further force or effect, provided that the termination of this Shareholders Agreement, except for this
Article 12.2, Article 1, Article 6.3(iv)(A), (B), (C), (D) and (F) but not (E) and Article 13, shall not deprive any minority shareholders of the rights to which all shareholders are entitled under the laws of The Netherlands. In addition, upon the termination of this Shareholders Agreement, SRI shall have the right to attend and vote at shareholder meetings, and an entitlement to dividends, distributions and returns of capital in proportion to its pro

                                   X-10.2-52
rata share of the Equity Capital. Without prejudice to the foregoing sentence, Goodyear shall have the right, upon or at any time after such termination, to change the capital structure of the Company solely to reduce the voting rights of SRI to the level of its pro rata share in the Equity Capital.

12.3 TERMINATION BY EITHER PARTY. This Shareholders Agreement may be terminated or cancelled by either Goodyear or SRI, at said Party's option, at any time during the term of this Shareholders Agreement if the circumstances or events listed in paragraphs (a), (b) or (c) of Article 17.01 of the Umbrella Agreement apply to said Party and a Global Exit has occurred in accordance with the Umbrella Agreement. The Parties agree that Section 201(a) of Book 2 of the Dutch Civil Code will not apply in relation to shares in the Company provided that the Parties exit rights under Article 17.01(h) of the Umbrella Agreement would apply in relation to shares in the Company.

12.4 DURATION OF THE COMPANY. The existence of the Company shall be perpetual.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

13.1 AMENDMENTS. This Shareholders Agreement may be amended, modified or superseded, and any of the terms, covenants or conditions hereof may be waived, only by a written instrument expressly referencing this Shareholders Agreement as being amended, modified, superceded or waived, executed by the Parties, or, in the case of a waiver, by the Party or Parties waiving compliance.

13.2 WAIVERS. The failure at any time of any Party to require performance by another Party of any responsibility or obligation provided for in the Shareholders Agreement shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any Party of a breach of any provision of this Shareholders Agreement by another Party constitute a waiver of any succeeding breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.

13.3 ASSIGNABILITY. Neither this Shareholders Agreement nor any right or obligation thereunder may be assigned or delegated in whole or in part by any Party without the prior written consent of the other Parties, and any such attempted assignment or delegation without such consent shall be null, void AB INITIO and without effect. Any permitted assignment of this Shareholders Agreement shall be binding upon and inure to the

                                   X-10.2-53
benefit of the Parties hereto and their respective successors and permitted assigns and the assignor shall, unless the Parties agree otherwise, remain liable for the obligations of any of its permitted assigns. No assignment of the obligations and rights under this Shareholders Agreement may take place without the assignee being a shareholder of the Company.

13.4 SEVERABILITY. If any one or more of the provisions contained in this Shareholders Agreement or any document executed in connection therewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; PROVIDED, HOWEVER, that in such case the Parties agree to use their best efforts (but without the incurrence of unreasonable cost or liability) to achieve the purpose of the invalid provision by a new legally valid stipulation.

13.5 NOTICES. All notices, requests, demands and other communications required or permitted under this Shareholders Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, or sent by courier (and, in either case duly receipted) or facsimile transmission (provided that, in the case of facsimile transmission, a confirmation copy thereof shall be delivered by hand or sent by courier (and, in either case duly receipted) within two (2) days of transmission) as follows (until notice of a change thereof is given as provided in this Article 13.5):

         (a)      if to Goodyear, to:

                  The Goodyear Tire & Rubber Company
                  1144 East Market Street
                  Akron, Ohio   44316-0001, U.S.A.
                  Attention:  Corporate Secretary
                  Facsimile:  (330) 796 7861

         (b)      if to Goodyear Fra, to:

                  Goodyear S.A.
                  101 Avenue De La Chataigneraie
                  Bp 310
                  92506 Rueil-Malmaison Cedex - France
                  Attention: Finance Director
                  Facsimile:  33 1 47 16 2317

         (c)      if to Goodyear Lux, to:

                                   X-10.2-54

                  Goodyear S.A.
                  Avenue Gordon Smith
                  L-7750 Colmar-Berg
                  Grand Duchy of Luxembourg
                  Attention:        Finance Director
                  Facsimile:        352 8199 2709

         (d)      if to Goodyear Canada, to:

                  Goodyear Canada Inc.
                  450 Kipling Avenue
                  Toronto, Ontario M8Z 5E1
                  Canada
                  Attention:        President
                  Facsimile:        1-416-201-4249

         (e)      if to SRI, to:

                  Sumitomo Rubber Industries, Ltd.
                  6-9, 3-Chome
                  Wakinohama-cho, Chuo-ku
                  Kobe 651-007, Japan
                  Attention:        General Manager, Legal Department
                  Facsimile:        81-78-265-3111

         All notices given in accordance with this Article 13.5 are (subject to the foregoing provisions) effective, if delivered by hand or mailed by courier, at the time of delivery, and, if communicated by facsimile, at the time of receipt of confirmation of a successful transmission.

13.6 SET-OFF. Any amount payable by one Party to the other Party under this Shareholders Agreement that is not disputed by the other Party or has been determined to be payable by one Party to another Party by the arbitration or judicial procedure in accordance with the provisions of the Umbrella Agreement, may be set off against any amount owed to such Party by such other Party under this Shareholders Agreement or otherwise that is itself not disputed by the other Party or is the result of such arbitration or judicial process.

13.7     GOVERNING LAW, DISPUTES AND LANGUAGE.

         (a) THIS SHAREHOLDERS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES

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                                   X-10.2-55

WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         (b) The Parties hereto acknowledge that this Shareholders Agreement and all other agreements contemplated to be delivered in connection therewith, incorporate certain negotiated terms and therefore no presumption shall arise favoring any Party hereto by virtue of authorship of any provisions of this Shareholders Agreement, exhibits, schedules or any documents specifically referenced herein.

         (c) This Shareholders Agreement has been written in English and the English version shall be the definitive text even if for convenience or otherwise it is translated into another language.

         (d) Except as may be otherwise specifically provided in this Shareholders Agreement, any dispute between the Parties in regard to the interpretation of, the effect of, the Parties' respective rights and obligations under, or a breach of any matter arising out of this Shareholders Agreement shall be decided by the procedures in the Umbrella Agreement.

13.8 TERMINATION PRIOR TO CLOSING. This Shareholders Agreement may be terminated in accordance with the provisions of Article 18.08 of the Umbrella Agreement.

13.9 THIRD PARTIES. Except as specifically set forth or referred in the Alliance Agreements, nothing expressed or implied herein is intended or shall be construed to confer upon or give any Person or entity other than the Parties hereto, their Affiliates and subsidiaries from time to time and their permitted successors and assigns any rights or remedies under or by reason of this Shareholders Agreement.

13.10 TITLES TO ARTICLES AND SUBPARTS. The various titles of articles or subparts of this Shareholders Agreement are used solely for the purpose of convenience and shall not be used for interpreting or construing any word, clause, article or subparts of this Shareholders Agreement.

13.11 COUNTERPARTS. This Shareholders Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.12 SINGULAR AND PLURAL; GENDER. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

                                       49






                                   X-10.2-56

13.13 INCORPORATION. The Parties hereto hereby agree that Articles 4.05, ANNOUNCEMENTS AND CONFIDENTIALITY, 4.06, PRESERVATION OF AND ACCESS TO BOOKS AND RECORDS, 18.08, TERMINATION PRIOR TO CLOSING, 18.09, ENTIRE AGREEMENT, 18.11, COSTS AND TAXES, and 18.12, REMEDIES, of the Umbrella Agreement are hereby incorporated into and made a part of this Shareholders Agreement by this reference. The term "Party" and/or "Parties" in the above referenced sections of the Umbrella Agreement shall be deemed to include all the Parties to this Shareholders Agreement.


                                       50






                                   X-10.2-57

         IN WITNESS WHEREOF, the Parties hereto have caused this Shareholders Agreement to be duly executed, all as of the day and year first above written.


                                    THE GOODYEAR TIRE & RUBBER COMPANY

                                    /S/  Samir Gibara
                                    ---------------------------------------
                                    By:     Samir Gibara
                                    Title:  Chairman of the Board, Chief
                                            Executive Officer and President

                                    GOODYEAR S.A.
                                    a French corporation

                                    /S/  Samir Gibara
                                    ---------------------------------------
                                    By :    Samir Gibara
                                    Title:  Attorney-in-Fact

                                    GOODYEAR  S.A.
                                    a Luxembourg corporation

                                    /S/  Samir Gibara
                                    ---------------------------------------
                                    By:     Samir Gibara
                                    Title:  Attorney-in-Fact

                                    GOODYEAR CANADA INC.

                                    /S/  Samir Gibara
                                    ---------------------------------------
                                    By:     Samir Gibara
                                    Title:  Attorney-in-Fact

                                    SUMITOMO RUBBER INDUSTRIES , LTD.

                                    /S/  Naoto Saito
                                    ---------------------------------------
                                    By:     Naoto Saito
                                    Title:  Chairman


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